EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned Trustees of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY hereby constitute and appoint Edward J. Zore and John M. Bremer, or either of them, their true and lawful attorneys and agents to sign the names of the undersigned Trustees to (1) the registration statement or statements to be filed under the Securities Act of 1933 and to any instrument or document filed as part thereof or in connection therewith or in any way related thereto, and any and all amendments thereto in connection with variable contracts issued or sold by The Northwestern Mutual Life Insurance Company or any separate account credited therein and (2) the Form 10-K Annual Report or Reports of The Northwestern Mutual Life Insurance Company and/or its separate accounts for its or their fiscal year ended December 31, 2004 to be filed under the Securities Exchange Act of 1934 and to any instrument or document filed as part thereof or in connection therewith or in any way related thereto, and any and all amendments thereto. “Variable contracts” as used herein means any contracts providing for benefits or values which may vary according to the investment experience of any separate account maintained by The Northwestern Mutual Life Insurance Company, including variable annuity contracts and variable life insurance policies. Each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 28th day of July, 2004.

/s/ EDWARD E. BARR Edward E. Barr	Trustee

/s/ JOHN M. BREMER John M. Bremer	Trustee

/s/ PETER W. BRUCE Peter W. Bruce	Trustee

/s/ ROBERT C. BUCHANAN Robert C. Buchanan	Trustee

/s/ GEORGE A. DICKERMAN George A. Dickerman	Trustee

/s/ PIERRE S. DU PONT Pierre S. du Pont	Trustee

/s/ JAMES D. ERICSON James D. Ericson	Trustee

/s/ DAVID A. ERNE David A. Erne	Trustee

/s/ J. E. GALLEGOS J. E. Gallegos	Trustee

/s/ STEPHEN N. GRAFF Stephen N. Graff	Trustee

/s/ PATRICIA ALBJERG GRAHAM Patricia Albjerg Graham	Trustee

/s/ JAMES P. HACKETT James P. Hackett	Trustee

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/s/ STEPHEN F. KELLER Stephen F. Keller	Trustee

/s/ BARBARA A. KING Barbara A. King	Trustee

/s/ MARGERY KRAUS Margery Kraus	Trustee

/s/ J. THOMAS LEWIS J. Thomas Lewis	Trustee

/s/ DANIEL F. MCKEITHAN, JR. Daniel F. McKeithan, Jr.	Trustee

/s/ H. MASON SIZEMORE, JR. H. Mason Sizemore, Jr.	Trustee

/s/ SHERWOOD H. SMITH, JR. Sherwood H. Smith, Jr.	Trustee

/s/ PETER M. SOMMERHAUSER Peter M. Sommerhauser	Trustee

/s/ JOHN E. STEURI John E. Steuri	Trustee

/s/ JOHN J. STOLLENWERK John J. Stollenwerk	Trustee

/s/ BARRY L. WILLIAMS Barry L. Williams	Trustee

/s/ KATHRYN D. WRISTON Kathryn D. Wriston	Trustee

/s/ EDWARD J. ZORE Edward J. Zore	Trustee

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